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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 31, 2002
                                                          -------------


                            The Lamson & Sessions Co.
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Ohio                               1-313                   34-0349210
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)


25701 Science Park Drive, Cleveland, Ohio                        44122-7313
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(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code (216) 464-3400
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On July 31, 2002, The Lamson & Sessions Co. (the "Company") issued a press release announcing its earnings for the second quarter of 2002. A copy of such press release is included as Exhibit 99.1 hereto. The Company also announced that in accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("FAS 142"), the Company has completed its assessment of goodwill impairment. The Company will recognize a one-time, non-cash transitional impairment charge of $60 million ($46.25 million net of tax) to reduce the carrying value of its goodwill. This charge is non-operational in nature and will be reflected as a cumulative effect of a change in accounting principle in the Company's consolidated statement of operations and balance sheet for the six months ended June 29, 2002 that was filed with the Company's Quarterly Report on Form 10-Q on July 31, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)               Exhibits.

                  Number   Description
                  ------   -----------

                  99.1     Press Release, dated July 31, 2002.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE LAMSON & SESSIONS CO.

Dated:  July 31, 2002

                                     By:  /s/ James J. Abel
                                        ----------------------------------------
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer


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                                  EXHIBIT INDEX

Number               Description
------               -----------

99.1                 Press Release, dated July 31, 2002.